SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 7, 2012

priceline.com Incorporated
(Exact name of registrant as specified in its charter)

Delaware	0-25581	06-1528493
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Connecticut Avenue, Norwalk, Connecticut	06854
(Address of principal office)	(zip code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4c under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.              Results of Operations and Financial Conditions

On August 7, 2012, priceline.com Incorporated (“priceline.com”, the "Priceline Group" or the “company”) announced its financial results for the 2nd quarter ended June 30, 2012.  A copy of priceline.com’s consolidated balance sheet at June 30, 2012, consolidated statements of operations for the three and six months ended June 30, 2012 and consolidated statement of cash flows for the six months ended June 30, 2012, are included in the financial and statistical supplement attached to the press release attached as Exhibit 99.1 to this Current Report on Form 8-K.  The consolidated balance sheet at June 30, 2012, consolidated statements of operations for the three and six months ended June 30, 2012 and consolidated statement of cash flows for the six months ended June 30, 2012 shall be treated as “filed” for purposes of the Securities Exchange Act of 1934, as amended.

Item 7.01.              Regulation FD Disclosure

Earnings. On August 7, 2012, priceline.com announced its financial results for the 2nd quarter ended June 30, 2012.  A copy of priceline.com’s press release announcing these financial results is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The company noted that weak economic conditions and sovereign debt concerns contributed to the 2nd quarter year-over-year deceleration in growth rate for hotel room nights booked, particularly in the company's key European market which represents about 60% of total hotel room nights booked. The company explained further that it saw softer demand and average daily rates (“ADRs”) trends continue in southern Europe and spread to certain other markets, including the U.K. in the 2nd quarter 2012. The company also noted that hotel room nights booked in the 2nd quarter 2012 grew year-over-year by over 30% in Europe and by over 50% for the rest of the world.
The company noted that ADRs for hotel room night reservations had decreased year-over-year during the 2nd quarter 2012 on a local currency basis by approximately 1% for its international hotel service and increased year-over-year during the 2nd quarter 2012 by approximately 4% for its U.S. hotel service.
 The company noted that its 3rd quarter 2012 forecast assumes that macro-economic conditions will deteriorate further as the company progresses throughout the quarter and that its unit growth rates will decelerate fairly significantly compared to their current levels as a result. The company explained that its 3rd quarter 2012 guidance assumes that ADRs for the company's international hotel service for the 3rd quarter 2012 would be down to a greater degree than in the 2nd quarter and ADRs for the company's U.S. hotel service would be up by approximately 4% year-over-year. The company noted that softer international ADRs and higher cancel rates assumed in the company's guidance negatively impact unit economics and operating leverage.
    The company noted that its forecast for the remainder of the 3rd quarter 2012 assumed, among other things, that the Euro/U.S. Dollar exchange rate would be 1.24 U.S. Dollars per Euro and that the British Pound/U.S. Dollar exchange rate would be 1.56 U.S. Dollars per British Pound; the company noted that those assumed exchange rates were lower by approximately 13% for the Euro and 3% for the British Pound than average exchange rates for the same period in the prior year. The company explained that it expected deleverage in non-GAAP operating income as a percentage of gross profit in the 3rd quarter 2012. The company assumes that margins in 3rd quarter will be impacted by deleverage in online advertising expense due to business mix and assumed deterioration in unit economics associated with worsening macroeconomic conditions. Despite economic challenges, the company intends to continue to invest in people, new offices, IT expenses and increased depreciation expense to support the growth of its business. The company also noted that its forecast for personnel expense in the 3rd quarter 2012 included a pretax charge of $13 million related to a “one-time” payroll tax that was imposed in the Netherlands in July 2012.
     The company noted that its non-GAAP financial guidance was based upon a non-GAAP diluted share count of approximately 51.5 million shares (which includes a calculation of the assumed economic dilutive impact of the company's outstanding convertible notes and share-based awards), which is based on the company's August 6, 2012 closing stock price of $665.12 per share.
     The company emphasized that given the uncertainty surrounding worldwide economic conditions, particularly in Europe where much of the company's business is concentrated, it believes that variability around the company's 3rd quarter 2012 guidance is greater than in prior periods.
Ctrip Agreement. The company also announced that Ctrip.com (Nasdaq:CTRP), China's leading travel service enterprise, and Booking.com, the world's leading online hotel reservation service and part of the Priceline Group, had executed an agreement under which Ctrip is adding Booking.com's global portfolio of over 235,000 participating hotels to Ctrip's hotel reservation service. The company stated that it did not expect the agreement to be material to Booking.com's financial performance. A copy of priceline.com's press release announcing this agreement is attached as Exhibit 99.2 to this Current Report on Form 8-K.

       This Form 8-K contains forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict; therefore, actual results may differ materially from those expressed, implied or forecasted in any such forward-looking statements. Expressions of future goals and similar expressions including, without limitation, “goal,” “believe(s),” “intend,” “expect(s),” “will,” “may,” “should,” “could,” “plan(s),” “anticipate(s),” “estimate(s),” “predict(s),” “potential,” “target(s),” or “continue,” reflecting something other than historical fact are intended to identify forward-looking statements.  For a detailed discussion of the factors that could cause the company's actual results to differ materially from those described in the forward-looking statements, please refer to the company's most recent Form 10-Q, Form 10-K and Form 8-K filings with the Securities and Exchange Commission.  Unless required by law, the company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01.           Financial Statements and Exhibits

(d) Exhibits

99.1
Press release (which includes a financial and statistical supplement and related information) issued by priceline.com Incorporated on August 7, 2012 relating to, among other things, its 2nd quarter earnings. The consolidated balance sheet at June 30, 2012 and consolidated statements of operations for the three and six months ended June 30, 2012 and consolidated statement of cash flows for the six months ended June 30, 2012 shall be treated as “filed” for the purposes of the Securities and Exchange Act of 1934, as amended, and the remaining information shall be treated as “furnished.”

99.2	Press release issued by priceline.com Incorporated on August 7, 2012 relating to an agreement with Ctrip.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRICELINE.COM INCORPORATED

By:	/s/ Daniel J. Finnegan
	Name:	Daniel J. Finnegan
	Title:	Chief Financial Officer

Date:  August 8, 2012

EXHIBIT INDEX

Exhibit No.	Description

99.1
Press release (which includes a financial and statistical supplement and related information) issued by priceline.com Incorporated on August 7, 2012 relating to, among other things, its 2nd quarter earnings. The consolidated balance sheet at June 30, 2012 and consolidated statements of operations for the three and six months ended June 30, 2012 and consolidated statement of cash flows for the six months ended June 30, 2012 shall be treated as “filed” for the purposes of the Securities and Exchange Act of 1934, as amended, and the remaining information shall be treated as “furnished.”

99.2	Press release issued by priceline.com Incorporated on August 7, 2012 relating to an agreement with Ctrip.com.

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